Exhibit 99.1
OpenTV Reports Positive Cash Flow for 2005 and First Profitable Quarter
•	2005 Revenues up 12% to $86.4 million

•	Operating Cash Flow improves by $18.5 million to positive $2.4 million for Full Year

•	Fourth Quarter Net Income of $2.9 million reflects $9.2 million swing from $6.3 million Net Loss in 2004 Fourth Quarter
San Francisco, Calif., March 14, 2006 - OpenTV (Nasdaq NMS: OPTV), a leading provider of enabling technologies for advanced digital television services, today announced its financial results for the quarter and year ended December 31, 2005.
“We concluded the year by reporting positive operating cash flow for the full year and positive Adjusted EBITDA, before unusual items, and net income in the fourth quarter – the first time we have achieved those important financial milestones in our company’s history,” said OpenTV’s Chairman and Chief Executive Officer, James A. Chiddix. “In addition, we achieved full-year revenue growth of 12%, driven by continued strong performance in our middleware segment and improvements in our applications segment. Looking ahead, we are excited about the direction our company is heading. Our recent deal with India’s Essel Group further strengthens an already globally-focused business. Our product portfolio and software solutions are world-class and our financial position remains strong. We are confident that we can build on the foundation we’ve established and think that we are well-positioned to deliver improved performance heading into 2006”.
Key Operating Measures

	Three months ended		Three months ended				Twelve months ended		Twelve months ended
USD Millions	December 31, 2005		December 31, 2004		Change		December 31, 2005		December 31, 2004		Change
Revenues	$23.2	m	$24.1	m	-4%		$86.4	m	$77.2	m	12%
Adjusted EBITDA, before unusual items	$0.8	m	$(2.1	)m	$2.9	m	$(0.8	)m	$(14.1	)m	$13.3	m
Cash, Cash Equivalents and Marketable Debt Securities							$64.5	m	$63.0	m	$1.5	m
Full-Year 2005 Results
For the year ended December 31, 2005, revenues were $86.4 million, 12% higher than revenues of $77.2 million in 2004. Royalties and licenses for 2005 increased 13% to $55.1 million. Services and other revenue for 2005 increased 11% to $31.3 million. Adjusted EBITDA, before unusual items, improved to a loss of $0.8 million for 2005, compared to a loss of $14.1 million in 2004. Adjusted EBITDA, before unusual items, is a non-GAAP financial measure. Reconciliations of the differences between this non-GAAP financial measure and net loss, which is the most directly comparable GAAP financial measure, are included at the end of this press release. Additional information regarding the derivation of Adjusted EBITDA and a statement of the relevance to management of this information and its possible usefulness to investors is also included in this release.
Net loss for the year was $8.5 million, or $0.07 per share, compared to a net loss of $22 million, or $0.18 per share, in 2004.

Cash flow from operations was $2.4 million for 2005, an improvement of $18.5 million from 2004.
As of December 31, 2005, the company had deferred revenue of $23.6 million compared with $17.1 million at the end of 2004.
As of December 31, 2005, OpenTV had cash, cash equivalents and short and long-term marketable debt securities totaling $64.5 million compared to $63.0 million as of December 31, 2004.
Fourth Quarter 2005
For the quarter ended December 31, 2005, revenues were $23.2 million, 4% lower than revenues of $24.1 million for the fourth quarter of 2004. Adjusted EBITDA, before unusual items, improved to a gain of $0.8 million for the quarter ended December 31, 2005, compared to a loss of $2.1 million for the fourth quarter of 2004.
Net income for the fourth quarter of 2005 was $2.9 million, or $0.02 per share, compared to a net loss of $6.3 million, or $0.05 per share, for the fourth quarter of 2004. Net income in the fourth quarter of 2005 included a gain of $3.1 million related to the sale of a cost investment in a private company.
Segment Information
     Revenues
•	For the full-year, Middleware and Integrated Technologies revenues increased by 8% to $68.3 million. In the fourth quarter of 2005, Middleware and Integrated Technologies revenues were $17.6 million compared to $20.4 million for the same period in the prior year.

•	For the full year, Applications revenues increased by 17% to 14.1 million. In the fourth quarter of 2005, Applications revenues were $4.7 million compared to $2.9 million for the same period in the prior year.

•	For the full year, BettingCorp revenues increased by 100% to $4.0 million. In the fourth quarter of 2005, BettingCorp revenues were $0.9 million compared to $0.8 million for the same period in the prior year.
     Contribution Margin
•	For the full-year, Middleware and Integrated Technologies contribution margin increased by $2.5 million to $28.8 million. For the fourth quarter, Middleware and Integrated Technologies contribution margin decreased by $1.2 million to $7.4 million.

•	For the full year, Applications contribution margin improved by $2.4 million to a loss of $4.4 million. For the fourth quarter, Applications contribution margin improved by $1.9 million to a loss of $0.5 million.

•	For the full year, BettingCorp contribution margin decreased by $0.3 million to a loss of $4.8 million. For the fourth quarter, BettingCorp contribution margin decreased by $0.1 million to a loss of $1.3 million.
For 2005, total contribution margin from our operating segments improved to $19.6 million, compared to $15.0 million in 2004. Unallocated corporate overhead was $20.4 million in 2005, $8.7 million less than unallocated corporate overhead of $29.1 million in 2004. For the fourth quarter, total contribution margin improved to $5.6 million, compared to $5.0 million for the same period in the prior year. Unallocated corporate overhead was reduced by $2.3 million for the fourth quarter compared to the prior year period, reflecting improved cost controls.
OpenTV also reported today that it is working with its independent auditors to complete its Annual Report on Form 10-K for the period ended December 31, 2005, which will include the financial information presented in this release. As of today, the Company continues to evaluate its internal control over financial reporting, as required by

Section 404 of the Sarbanes-Oxley Act of 2002, and continues to assess the nature of deficiencies identified. Based on the status of that evaluation, and discussions with the company’s independent auditors, the company cannot be certain that it will be able to file its Form 10-K on Thursday, March 16, the filing date for accelerated filers. As a result, the company anticipates that it may file an extension notification with the SEC in accordance with Rule 12b-25, which would extend the filing deadline for the Form 10-K until March 31. The company does not believe that the results of this evaluation will have any material effect on the financial information presented in this release.
Conference Call Details
OpenTV will conduct a conference call to discuss the Company’s fourth quarter and year-end 2005 financial results. The details of the call are as follows:

Date and Time:	Tuesday, March 14, 2006 at 2 p.m. PT
Dial-in Number US:	866-700-7101
Dial-in Number International:	617-213-8837
Pass Code:	56079617
Replay Number US:	888-286-8010
Replay Number International:	617-801-6888
Pass Code:	49436845
The conference call replay will be available from Tuesday, March 14, 2006 at 4 p.m. PT through Tuesday, March 21, 2005, until 4 p.m. PT on the Investor Relations section of the OpenTV website at www.opentv.com.
About Segment Information
Because Segments reflect the manner in which management reviews our business, they necessarily involve judgments that management believes are reasonable in light of the circumstances under which they are made. These judgments may change over time or may be modified to reflect new facts or circumstances. Segments may also be changed or modified to reflect technologies and applications that are newly created, or that change over time, or other business conditions that evolve, each of which may result in reassessing specific Segments and the elements included within each of those Segments and the methodologies that management uses to assess its performance.
In addition to reviewing the company’s Segments by revenues, management also reviews and assesses the “contribution margin” of each of these Segments, which is not a GAAP financial measure.
Non-GAAP Financial Measures
“EBITDA” is an acronym for earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA, as used in this release, removes from EBITDA the effects of amortization of intangible assets, other income and expense, and minority interest. “Adjusted EBITDA before unusual items” removes from Adjusted EBITDA the effects of contract amendments that mitigated potential loss positions and restructuring costs.
The company defines “contribution margin,” for these purposes, as segment revenues less related direct or indirectly allocable costs, including headcount and headcount-related overhead costs, consulting and subcontractor costs, travel, marketing and network infrastructure and bandwidth costs. Contribution margin excludes unallocated corporate overhead, interest, taxes, depreciation and amortization, amortization of intangible assets, share-based compensation, impairment of goodwill, impairment of intangibles, other income, minority interest, restructuring provisions, and unusual items such as contract amendments that mitigated potential loss positions. Contribution margin does not take into account substantial costs of doing business, such as unallocated corporate overhead costs, income tax and interest. Management believes that segment contribution margin is a helpful measure in evaluating operational performance for our company. Unallocated corporate overhead costs include headcount and headcount-related overhead costs, consulting and subcontractor costs, travel, legal and audit costs not considered directly allocable to individual business segments. While the company may consider “contribution margin” to be an important measure of comparative operating performance, this measure should be considered in addition to, but not as a substitute for, loss from operations, net loss, cash flow used in operating activities and other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States that are otherwise presented in our financial statements. In addition, the company’s calculation of “contribution margin” may be different from the calculation used by other companies and, therefore, comparability may be affected.
The company believes Adjusted EBITDA before unusual items and contribution margin, as it relates to Adjusted EBITDA, to be relevant and useful information for an investor because they are some of the principal measures used by OpenTV’s management to assess the financial performance of its business. Management believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, may be useful in that they provide an investor with some of the same information used by OpenTV’s management in assessing its business. OpenTV’s management believes that both Adjusted EBITDA before unusual items and contribution margin are meaningful measures and are superior to other available GAAP measures because each measure represents a transparent view of OpenTV’s recurring operating performance and allows management to readily view operating trends, perform analytical comparisons and benchmarking between segments and identify strategies to improve operating performance. While OpenTV’s management may consider Adjusted EBITDA before unusual items and contribution margin to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, loss from operations, net loss, cash flow and other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States that are presented in the financial statements included in this press release. Additionally, OpenTV’s calculation of Adjusted EBITDA before unusual items and contribution margin may be different from the calculation used by other companies and, therefore, comparability may be affected. OpenTV reconciles Adjusted EBITDA before unusual items and each reportable segment’s contribution margin to its consolidated net loss as presented in the accompanying financial exhibits, because OpenTV believes consolidated net loss is the most directly comparable financial measure.
While OpenTV believes that the presentation regarding non-GAAP financial measures in this press release complies with the rules and guidance of the SEC, it can give no assurance that it will be able to provide the same or comparable measures in future press releases or announcements. OpenTV may, in the future, determine to present non-GAAP financial measures other than “Adjusted EBITDA before unusual items,” “Adjusted EBITDA” or “contribution margin,” together with comparable GAAP measures, that it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect the information used by OpenTV’s management in assessing its business, which may change from time to time.
Cautionary Language Regarding Forward-Looking Information
The foregoing information contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in political, economic, business, competitive, market and regulatory factors. In particular, factors that could cause our actual results to differ include risks related to: market acceptance of interactive television services and applications such as ours; delays in the development or introduction of new applications and versions of our service; technical difficulties with networks or operating systems; our ability to manage our resources effectively; changes in technologies that affect the television industry; and the protection of our proprietary information. These and other risks are more fully described in our periodic reports and registration statements filed with the Securities and Exchange Commission and can be obtained online at the Commission’s web site at http://www.sec.gov. Readers should consider the information contained in this release together with other publicly available information about our company for a more informed overview of our company. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
About OpenTV

OpenTV is one of the world’s leading providers of technologies and services enabling the delivery of digital and interactive television. The company’s software has been deployed in over 63 million digital set-top-boxes through 36 network operators in 96 countries. The software enables enhanced television, interactive shopping, interactive and addressable advertising, games and gaming, personal video recording, and a variety of consumer care and communication applications. For more information, please visit www.opentv.com.
###

Investor Contact:	Press Contacts

John Buckley / Brad Edwards	Ray Yeung / Olga Shmuklyer
Brainerd Communicators	Brainerd Communicators
Tel: +1 (212) 986-6667	Tel: +1 (212) 986-6667
buckley@braincomm.com	yeung@braincomm.com
edwards@braincomm.com	shmuklyer@braincomm.com

OPENTV CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	December 31,	December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$47,229	$35,660
Short-term marketable debt securities	9,030	1,986
Accounts receivable, net of allowance for doubtful accounts of $305 and $559 at December 31, 2005 and 2004, respectively	16,873	17,797
Prepaid expenses and other current assets	4,794	3,073

Total current assets	77,926	58,516

Long-term marketable debt securities	8,213	25,374
Property and equipment, net	5,863	6,858
Goodwill	80,124	70,466
Intangible assets, net	27,150	25,108
Other assets	3,776	6,089

Total assets	$203,052	$192,411

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,361	$3,870
Accrued liabilities	18,568	22,363
Accrued restructuring	1,931	1,394
Due to Liberty Media	182	388
Current portion of deferred revenue	14,349	10,520

Total current liabilities	39,391	38,535

Long-term liabilities:
Deferred rent	1,404	1,553
Deferred revenue	9,222	6,563

Total long-term liabilities	10,626	8,116

Total liabilities	50,017	46,651

Commitments and contingencies

Minority interest	523	585

Shareholders’ equity:
Class A ordinary shares, no par value, 500,000,000 shares authorized; 98,105,119 and 91,552,293 shares issued and outstanding, including treasury shares, at December 31, 2005 and 2004, respectively	2,230,398	2,213,951
Class B ordinary shares, no par value, 200,000,000 shares authorized; 30,631,746 shares issued and outstanding	35,953	35,953
Additional paid-in capital	470,596	470,453
Treasury shares at cost, 76,327 shares	(38)	(38)
Deferred share-based compensation	(2)	(10)
Accumulated other comprehensive income	(265)	523
Accumulated deficit	(2,584,130)	(2,575,657)

Total shareholders’ equity	152,512	145,175

Total liabilities, minority interest and shareholders’ equity	$203,052	$192,411

OPENTV CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
	(Unaudited)
Revenues:
Royalties and licenses	$14,876	$17,681	$55,083	$48,857
Services and other	8,336	6,416	31,310	28,312

	23,212	24,097	86,393	77,169

Operating expenses:
Cost of revenues	8,994	11,892	33,815	39,264
NASCAR amendment	—	—	—	(4,600)
Research and development	9,274	8,509	33,903	29,753
Sales and marketing	2,090	3,882	11,448	15,103
General and administrative	4,138	3,993	15,904	17,876
Restructuring and impairment costs	—	1,985	2,545	893
Amortization of intangible assets	522	398	1,738	3,506

Total operating expenses	25,018	30,659	99,353	101,795

Loss from operations	(1,806)	(6,562)	(12,960)	(24,626)
Interest income	515	247	1,678	858
Other income / (expense), net	3,526	(37)	3,823	499
Minority interest	9	296	62	490

Profit / (loss) before income taxes	2,244	(6,056)	(7,397)	(22,779)
Income tax benefit / (expense)	660	(244)	(1,076)	817

Net profit / (loss)	$2,904	$(6,300)	$(8,473)	$(21,962)

Net profit / (loss) per share, basic and diluted:	$0.02	$(0.05)	$(0.07)	$(0.18)

Shares used in per share calculation, basic	128,659,079	121,980,908	124,812,584	121,308,965

Shares used in per share calculation, diluted	137,508,887	121,980,908	124,812,584	121,308,965

OPENTV CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2005	2004
Cash flows provided from / (used in) operating activities:
Net loss	$(8,473)	$(21,962)
Adjustments to reconcile net loss to net cash provided from / (used in) operating activities:
Depreciation and amortization of property and equipment	3,843	5,941
Amortization of intangible assets	5,758	8,228
Amortization of share-based compensation	8	26
Non-cash employee compensation	151	1,089
(Reduction in) / provision for doubtful accounts	(142)	(187)
Non-cash impairment costs	602	1,020
Gain on sale of cost investment	(3,126)	—
Minority interest	(62)	(490)
Changes in operating assets and liabilities:
Accounts receivable	1,066	(5,327)
Prepaid expenses and other current assets	(1,147)	1,024
Other assets	(1,938)	7,289
Accounts payable	491	(1,948)
Accrued liabilities and deferred rent	(1,037)	(6,273)
Accrued restructuring	537	(6,395)
Due to Liberty Media	(206)	(242)
Deferred revenue	6,038	2,033

Net cash provided from / (used in) operating activities	2,363	(16,174)

Cash flows provided from investing activities:
Purchase of property and equipment	(3,075)	(2,070)
Cash provided from / (used in) acquisitions, net of cash acquired	(4,199)	4,078
Proceeds from sale of cost investment	7,126	—
Proceeds from sale of marketable debt securities	40,155	22,541
Purchase of marketable debt securities	(30,035)	(24,267)
Private equity investments	(300)	—

Net cash provided from investing activities	9,672	282

Cash flows provided from financing activities:
Proceeds from issuance of ordinary shares	183	3,464

Net cash provided from financing activities	183	3,464

Effect of exchange rate changes on cash and cash equivalents	(649)	341

Net increase / (decrease) in cash and cash equivalents	11,569	(12,087)

Cash and cash equivalents, beginning of year	35,660	47,747

Cash and cash equivalents, end of year	$47,229	$35,660

Supplemental disclosure of cash flow information:
Cash received / (paid) for income taxes	$(1,088)	$(451)

Non-cash investing and financing activities
Value of bonus shares issued to employees	$3,180	$1,731

Value of shares issued in connection with acquisition of CAM Systems	$13,050	$—

OPENTV CORP.
SEGMENT INFORMATION
(In millions)

	Three Months Ended
	December 31,		Year Ended December 31,
	2005	2004	2005	2004
	(Unaudited)
Revenues:
Middleware and Integrated Technologies	$17.6	$20.4	$68.3	$63.1
Applications	4.7	2.9	14.1	12.1
BettingCorp	0.9	0.8	4.0	2.0

Total Revenue	23.2	24.1	86.4	77.2

Contribution Margin:
Middleware and Integrated Technologies	7.4	8.6	28.8	26.3
Applications	(0.5)	(2.4)	(4.4)	(6.8)
BettingCorp	(1.3)	(1.2)	(4.8)	(4.5)

Total Contribution Margin	5.6	5.0	19.6	15.0

Unallocated corporate overhead	(4.8)	(7.1)	(20.4)	(29.1)

Adjusted EBITDA before unusual items	0.8	(2.1)	(0.8)	(14.1)

NASCAR amendment	—	—	—	4.6
Restructuring costs	—	(2.0)	(2.6)	(0.9)

Adjusted EBITDA	0.8	(4.1)	(3.4)	(10.4)

Depreciation and amortization	(0.8)	(1.1)	(3.8)	(5.9)
Amortization of intangible assets	(1.8)	(1.3)	(5.8)	(8.2)
Interest income	0.5	0.2	1.7	0.8
Other income	3.5	—	3.8	0.5
Minority interest	—	0.2	0.1	0.5

Profit / (loss) before income taxes	2.2	(6.1)	(7.4)	(22.7)
Income tax benefit / (expense)	0.7	(0.2)	(1.1)	0.8

Net profit / (loss)	$2.9	$(6.3)	$(8.5)	$(21.9)